UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	July 30, 2020

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	OH	1-434	31-0411980
(State of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
One Procter & Gamble Plaza	,	Cincinnati	OH
One Procter & Gamble Plaza, Cincinnati, Ohio			45202
(Address of principal executive offices)			(Zip Code)
(513) 983-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	False	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	False	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	False	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	False	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without Par Value	PG	NYSE
4.125% EUR notes due December 2020	PG20A	NYSE
2.000% Notes due 2021	PG21	NYSE
2.000% Notes due 2022	PG22B	NYSE
1.125% Notes due 2023	PG23A	NYSE
0.500% Notes due 2024	PG24A	NYSE
0.625% Notes due 2024	PG24B	NYSE
1.375% Notes due 2025	PG25	NYSE
4.875% EUR notes due May 2027	PG27A	NYSE
1.200% Notes due 2028	PG28	NYSE
1.250% Notes due 2029	PG29B	NYSE
1.800% Notes due 2029	PG29A	NYSE
6.250% GBP notes due January 2030	PG30	NYSE
5.250% GBP notes due January 2033	PG33	NYSE
1.875% Notes due 2038	PG38	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐ False

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On July 30, 2020, The Procter & Gamble Company (the "Company") issued a news release with respect to earnings for the quarter ended June 30, 2020. The Company is furnishing this 8-K pursuant to Item 2.02, "Results of Operations and Financial Condition."

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibit Number	Description
99.1	News Release by The Procter & Gamble Company dated July 30, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY
By	/s/ SANDRA T. LANE
Sandra T. Lane, Assistant Secretary
7/30/2020

EXHIBIT(S)
99.1 News Release by The Procter & Gamble Company dated July 30, 2020.